CONTRACT DATA


ANNUITANT (S)       JOHN DOE                  XX  XXX XXX       CONTRACT NUMBER
                    MARY DOE
ANNUITY DATE        JULY 25, 2016           JULY 25, 1986       CONTRACT DATE



          AGENCY R-NK 1



               FIRST ANNUITANT:
                    NAME                     JOHN DOE
                    SEX AND ISSUE AGE        M- 35
                    DATE OF BIRTH            6/10/51

               CO-ANNUITANT:
                    NAME                     MARY DOE
                    SEX AND ISSUE AGE        F-32
                    DATE OF BIRTH            10/1/54

               BENEFICIARY:        CLASS 1  -ROBERT DOE
                                             SON OF ANNUITANTS
                                   CLASS 2  -BARBARA SMITH
                                             SISTER OF CO-ANNUITANT

                            LIST OF CONTRACT MINIMUMS

                 THE MIMIMUM INITIAL PURCHASE PAYMENT IS $1,000.
                 THE MIMIMUM SUSEQUENT PURCHASE PAYMENT IS $500.

                     ALLOCATION OF INITIAL PURCHASE PAYMENT

                    BOND                                   20%
                    MONEY MARKET                           20%
                    COMMON STOCK                           20%
                    AGGRESSIVELY MANAGED FLEXIBLE          10%
                    CONSERVATIVELY MANAGED FLEXIBLE        10%
                    FIXED ACCOUNT                          20%


THE MAINTENANCE CHARGE IS UP TO $30.00 ANNUALLY. WE EXPLAIN THIS ON PAGE 12.

SERVICE OFFICE - PLEASE DIRECT ANY COMMUNICATION ABOUT THIS CONTRACT TO: THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, P.O. BOX 2925, PHOENIX, ARIZONA 85062.

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